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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 29, 1999

                                   LASON, INC.
                       -----------------------------------
             Exact name of Registration as Specified in its Charter


          DELAWARE                      0-21407               38-3214743
----------------------------          -----------         ----------------------
(State or other jurisdiction          (Commission             (I.R.S.Employer
    of incorporation)                 File Number)        Identification Number)


1305 STEPHENSON HIGHWAY                                                  48083
TROY, MICHIGAN                                                        ----------
----------------------------------------                              (Zip Code)
(Address of Principal Executive Offices)


                                 (248) 597-5800
              -----------------------------------------------------
              (Registrant's Teleophone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS

On December 29, 1999 Lason, Inc. ("Lason" or the "Company") took certain actions which require a change to the purchase method of accounting for the acquisition of M-R Group plc ("M-R"). As a result of the change to the purchase method of accounting, the aggregate consideration paid to acquire M-R will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based upon relative fair value, and any unallocated aggregate purchase price will be assigned to goodwill. Lason has previously estimated an increase to goodwill and other identifiable intangibles of approximately $126 million which will, in turn, result in increased non-cash amortization expense estimated to be $4.2 million annually. Additionally, as a result of the change in accounting method, M-R's results of operations for the periods prior to the June 30, 1999 acquisition by Lason will not be included in the year to date and quarterly consolidated results of operations for Lason. Under the pooling-of-interests method of accounting, such results of operations of M-R were included in Lason's consolidated results of operations previously filed in Quarterly Reports on Form 10-Q filed with the SEC on August 16, 1999 and November 15, 1999, and in pro forma consolidated financial information previously filed in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 16, 1999. The change to purchase accounting will not affect Lason's consolidated operating revenues or cash flows for periods subsequent to June 30, 1999.

The actual amount of additional goodwill to be recorded will depend upon final determinations of the fair value of the assets acquired and liabilities assumed, including liabilities related to transaction costs and other costs directly related to the purchase of M-R (which were expensed under the pooling-of-interests method). Such fair values and the term of amortization of intangibles are being determined at this time. Accordingly, management is currently unable to quantify, other than by way of an estimate, the effect on the Company's consolidated financial position and consolidated results of operations resulting from this change in accounting. It is the Company's intention to file amended Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999, which will be restated to present the accounting for its acquisition of M-R under the purchase method of accounting. Such restated Quarterly Reports are expected to be filed concurrently with the Annual Report on Form 10-K for the year ended December 31, 1999, and will be filed as promptly as practicable.

                                ----------------

This Form 8-K, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements, particularly those concerning the estimate of the additional goodwill and the related annual expense, include statements regarding the current belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are principally that the information is of a preliminary nature, is subject to further adjustment, and is dependent on the reliability of the Company's data, and other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 19, 2000           LASON, INC.

                                                 By: /s/ William J. Rauwerdink
                                                    ----------------------------
                                                         William J. Rauwerdink
                                                   Its: Executive Vice President